Exhibit 99.1

PMGC Holdings Inc.’s Subsidiary, AGA Precision Systems LLC, Completes Acquisition of Indarg Engineering, Inc. Expanding Aerospace and Defense Manufacturing Platform

●	Strategic Acquisition Accelerates PMGC’s U.S. Manufacturing Roll-Up, Expanding Footprint Across Aerospace and Industrial Supply Chains.

●	Acquisition Adds Profitable CNC Platform with Established Customer Relationships to drive earnings scalability and operational synergies

Newport Beach, CA – October 28, 2025 – PMGC Holdings Inc. (NASDAQ: PMGC) (“PMGC” or the “Company”), a diversified public holding company executing a targeted roll-up strategy in U.S.-based manufacturing, today announced that its wholly owned subsidiary, AGA Precision Systems LLC (“AGA”), has acquired all operating assets of Indarg Engineering, Inc., a precision computer numerical control (“CNC”) machining company based in Hawthorne, California.

Founded in 1985, Indarg Engineering, Inc. (“Indarg Engineering” or “Indarg”) has a four-decade track record of delivering high-tolerance components, rapid prototyping, and quality-certified production for customers across the aerospace, defense, medical, and automotive sectors. The company’s Hawthorne facility combines advanced multi-axis machining, inspection, and tooling capabilities with a skilled engineering team serving Tier 1 suppliers.

Following this acquisition, the Hawthorne operation will be rebranded under AGA Precision Systems and operate as an additional manufacturing site under the AGA brand. This expansion strengthens AGA’s development to become a trusted U.S.-based supplier of complex, high-precision components for the aerospace and defense industries, adding new capacity and complementary expertise to its existing Santa Ana headquarters.

Joel Alvarez, former Owner and President of Indarg Engineering, will continue with the company as General Manager of the Hawthorne site. Mr. Alvarez brings extensive experience in advanced manufacturing, tooling optimization, and operational leadership, ensuring continuity for existing customers and supporting growth under the AGA platform.

Mr. Alvarez has led CNC tooling, precision machining, and manufacturing operations across the aerospace and defense sectors. Before joining Indarg, he held key roles within the CNC tooling industry, partnering with manufacturers to enhance process reliability, efficiency, and cost performance. His combined background in operations and strategy enables him to bridge technical execution with long-term commercial success. Guided by a commitment to quality, innovation, and customer trust, Mr. Alvarez is focused on advancing AGA’s Hawthorne facility as a center of excellence for complex, high-tolerance components.

This acquisition aligns with PMGC’s ongoing strategy to consolidate specialized manufacturers supporting U.S. aerospace, defense and industrial infrastructure. More detailed transaction terms are not disclosed in this press release.

About AGA Precision Systems LLC

AGA Precision Systems LLC is a specialized CNC machine shop focused on high-tolerance milling, turning, mold manufacturing, and machining of complex metals including titanium and Inconel. The company serves customers across the aerospace, defense, and industrial sectors, delivering precision components to demanding technical specifications.

Founded over a decade ago, AGA has built a strong reputation for quality and reliability, having grown its business exclusively through referrals and repeat orders without a formal sales or marketing function. Its long-standing customer relationships and niche capabilities have supported consistent operating profitability from its base in California.

About PMGC Holdings Inc.

PMGC Holdings Inc. is a diversified holding company that manages and grows its portfolio through strategic acquisitions, investments, and development across various industries. We are committed to exploring opportunities in multiple sectors to maximize growth and value. For more information, please visit https://www.pmgcholdings.com.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “believes,” “expects,” “plans,” “potential,” “would” and “future” or similar expressions such as “look forward” are intended to identify forward-looking statements. Forward-looking statements are made as of the date of this press release and are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy, activities of regulators and future regulations and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the Company cautions investors that actual results may differ materially from the anticipated results. Therefore, you should not rely on any of these forward-looking statements. These and other risks are described more fully in PMGC’s filings with the United States Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 28, 2025, and its other documents subsequently filed with or furnished to the SEC. Investors and security holders are urged to read these documents free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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